Exhibit 99.1
_______________________________________________________

FOR IMMEDIATE RELEASE

Contact:	Travis Marquette	Connie Kao
	Group Senior Vice President,	Vice President, Investor Relations
	Chief Financial Officer	(925) 965-4668
	(925) 965-4550	connie.kao@ros.com

ROSS STORES ANNOUNCES TENDER OFFERS FOR OUTSTANDING DEBT SECURITIES

Dublin, California, October 1, 2020 -- Ross Stores, Inc. (NASDAQ: ROST) (the “Company”) today announced that it has commenced tender offers to purchase for cash the debt securities issued by the Company listed in the table below (collectively, the “Securities” and each a “series”).

Up to $800,000,000 (the "Aggregate Tender Cap") in Aggregate Amount Payable (exclusive of Accrued Interest) for the Outstanding Securities of Ross Stores, Inc. Listed Below

Title of Security	CUSIP Number/ ISIN Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)(2)
5.450% Senior Notes due 2050	778296 AE3 / US778296AE32	$500,000,000	1	1.250% UST due 5/15/2050	FIT1	+190 bps	$30
4.800% Senior Notes due 2030	778296 AD5 / US778296AD58	$400,000,000	2	0.625% UST due 8/15/2030	FIT1	+120 bps	$30
4.700% Senior Notes due 2027	778296 AC7 / US778296AC75	$400,000,000	3	0.375% UST due 9/30/2027	FIT1	+100 bps	$30
4.600% Senior Notes due 2025	778296 AB9 / US778296AB92	$700,000,000	4	0.250% UST due 9/30/2025	FIT1	+60 bps	$30
3.375% Senior Notes due 2024	778296 AA1 / US778296AA10	$250,000,000	5	0.250% UST due 9/30/2025	FIT1	+50 bps	$30

(1) Per $1,000 principal amount.
(2) The Total Consideration (as defined below) for Securities validly tendered at or prior to the Early Tender Date (as defined below) and accepted for purchase will be calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment (as defined below).

ROSS STORES, INC. 5130 Hacienda Drive, Dublin, CA 94568 (925) 965-4400

The tender offers consist of offers to purchase for cash, on the terms and conditions set forth in the offer to purchase, dated October 1, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the Company’s 5.450% Senior Notes due 2050, 4.800% Senior Notes due 2030, 4.700% Senior Notes due 2027, 4.600% Senior Notes due 2025 and 3.375% Senior Notes due 2024, up to an aggregate principal amount of Securities such that the aggregate amount payable upon settlement (exclusive of Accrued Interest (as defined below)) for all Securities purchased in the tender offers does not exceed $800,000,000 (“Aggregate Tender Cap”). The Company reserves the right, but is under no obligation, to increase the Aggregate Tender Cap at any time, subject to applicable law. The amount of each series of Securities that will be purchased will be determined in accordance with the Acceptance Priority Levels set forth above and may be prorated as described in the Offer to Purchase. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.

The tender offers for the Securities will expire at 11:59 p.m., New York City time, on October 29, 2020, or, in each case, any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the applicable “Expiration Date”), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on October 15, 2020 (such date and time, as it may be extended with respect to a tender offer, the applicable “Early Tender Date”), to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading “Early Tender Payment” (the “Early Tender Payment”). If a holder validly tenders Securities after the applicable Early Tender Date but at or prior to the applicable Expiration Date, the holder will only be eligible to receive the applicable Late Tender Offer Consideration (as defined below) plus Accrued Interest.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the applicable tender offer will be determined in accordance with the formula set forth in the Offer to Purchase by reference to the applicable fixed spread for such series specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on October 16, 2020. The “Late Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

Each tender offer will expire on the applicable Expiration Date. Except as set forth below, payment for the Securities that are validly tendered at or prior to the Expiration Date will be made on a date promptly following the Expiration Date, which is currently anticipated to be November 2, 2020, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Securities that are validly tendered at or prior to the Early Tender Date on an earlier settlement date, which, if applicable, will be a date following the Early Tender Date and prior to the Expiration Date on which the conditions to the satisfaction of the applicable tender offer are satisfied, including, without limitation, the financing condition, which is specified in the Offer to Purchase.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

Tendered Securities may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on October 15, 2020, unless extended or otherwise required by applicable law (the “Withdrawal Deadline”). Subject to applicable law, the Company may extend the Early Tender Date without extending the Withdrawal Deadline.

The tender offers are subject to the satisfaction or waiver of certain conditions, including the financing condition, which is specified in the Offer to Purchase. The tender offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. J.P. Morgan and BofA Securities are the dealer managers for the tender offers. Investors with questions regarding the tender offers may contact J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3424 (collect) and BofA Securities at (980) 387-3907 (collect). D.F. King & Co., Inc. is the tender and information agent for the tender offers and can be contacted at (800) 848-2998 (bankers and brokers can call collect at (212) 269-5550).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/rost or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (800) 848-2998 (bankers and brokers can call collect at (212) 269-5550).

About the Company

Ross Stores, Inc. is an S&P 500, Fortune 500, and NASDAQ 100 (ROST) company headquartered in Dublin, California, with fiscal 2019 revenues of $16.0 billion. As of August 1, 2020, the Company operates Ross Dress for Less® ("Ross"), the largest off-price apparel and home fashion chain in the United States with 1,566 locations in 39 states, the District of Columbia, and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 60% off department and specialty store regular prices every day. The Company also operates 266 dd's DISCOUNTS® in 20 states that feature a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 70% off moderate department and discount store regular prices every day.

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements in relation to the consummation of the tender offers, that are subject to risks and uncertainties which could cause actual results to differ materially from management’s current expectations. These factors include, but are not limited to: risks relating to the satisfaction of the conditions to the tender offers, including satisfaction of the financing condition, as well as other factors discussed in our filings with the Securities and Exchange Commission. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “outlook,” “looking ahead,” and similar expressions identify forward-looking statements. Risk factors for Ross® and dd’s DISCOUNTS® include without limitation, the uncertainties and potential for further significant business disruptions arising from the recent and ongoing COVID-19 pandemic, including potential distribution center and store closures and restrictions on customer access; changes in the level of consumer spending on or preferences for apparel and home-related merchandise; impacts from the macro-economic environment, financial and credit markets, geopolitical conditions, unemployment levels or public health issues (such as pandemics) that affect consumer confidence and consumer disposable income; our need to effectively manage our inventories, markdowns, and inventory shortage to achieve planned gross margin; and competitive pressures in the apparel or home-related merchandise retailing industry. Other risk factors are set forth in the Company’s SEC filings including without limitation, the Form 10-K for fiscal 2019, and fiscal 2020 Form 10-Qs and 8-Ks on file with the SEC. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.